Internal Use Only / Not for Distribution to the Public Franklin Resources, Inc. Second Quarter Results April 28, 2009 EXHIBIT 99.2

Forward-Looking
Statements
The financial results in this presentation are preliminary. Statements in this presentation regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause the actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. These and other risks, uncertainties and other important factors are described in more detail in Franklin’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk
Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Franklin’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, and Franklin’s subsequent Form 10-Q filing.
We are subject to extensive and complex, overlapping and frequently changing rules, regulations and legal interpretations.
Regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our assets under management, increase costs and negatively impact our profitability and future financial results.
The amount and mix of our assets under management are subject to significant fluctuations and could negatively impact our revenues and income.
Our ability to maintain the beneficial tax treatment we anticipate with respect to non-U.S. earnings we have repatriated is based on current interpretations of the
American Jobs Creation Act of 2004 (the “Jobs Act”) and permitted use of such amounts in accordance with our domestic reinvestment plan and the Jobs Act.
Any significant limitation or failure of our software applications and other technology systems that are critical to our operations could constrain our operations.
We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.
We depend on key personnel and our financial performance could be negatively affected by the loss of their services.
Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and net income.
Changes in the distribution and sales channels on which we depend could reduce our revenues and hinder our growth.
Our increasing focus on international markets as a source of investments and sales of investment products subjects us to increased exchange rate and other risks in connection with earnings and income generated overseas.
Poor investment performance of our products could affect our sales or reduce the level of assets under management, potentially negatively impacting our revenues and income.
We could suffer losses in earnings or revenue if our reputation is harmed.
Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.
Our ability to successfully integrate widely varied business lines can be impeded by systems and other technological limitations.
Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm or legal liability.
Certain of the portfolios we manage, including our emerging market portfolios, are vulnerable to significant market-specific political, economic or other risks, any of which may negatively impact our revenues and income.
Our revenues, earnings and income could be adversely affected if the terms of our management agreements are significantly altered or these agreements are terminated by the funds we advise.
Regulatory and governmental examinations and/or investigations, civil litigation relating to previously-settled regulatory and governmental investigations, and the legal risks associated with our business, could adversely impact our assets under management, increase costs and negatively impact our profitability and/or our future financial results.
Our ability to meet cash needs depends upon certain factors, including our asset value, credit worthiness and the market value of our stock.
Our ability to access the capital markets in a timely manner should we seek to do so depends on a number of factors.
Diverse and strong competition limits the interest rates that we can charge on consumer loans.
Our business could be negatively affected if we or our banking subsidiaries fail to remain well capitalized.
Liquidity needs could affect our banking business.

Audio Commentary and Conference Call Details
Pre-recorded audio commentary on the second quarter results from Franklin Resources, Inc.’s President and Chief Executive Officer, Greg Johnson, and Executive Vice President and Chief Financial Officer,
Ken Lewis, will be available today at approximately 9:15 a.m. Eastern Time.  They will also lead a live teleconference today at 4:30 p.m. Eastern Time to answer questions.
Access to the pre-recorded audio commentary and this presentation will be available at
franklinresources.com under the “Investor relations – Earnings releases” section. The pre-recorded audio commentary will also be available by dialing (800) 642-1687 in the U.S. and Canada or (706) 645-9291
internationally using access code 92817003, anytime through 11:59 p.m. Eastern Time on May 12, 2009.
Access to the live teleconference will be available at franklinresources.com 10 minutes before the start of the call or by dialing (877) 480-6346 in the U.S. and Canada or (706) 902-1906 internationally. A replay of the call can be accessed by calling (800) 642-1687 in the U.S. and Canada or (706) 645-9291
internationally using access code 92048659, after 5:30 p.m. Eastern Time today through 11:59 p.m.
Eastern Time on May 12, 2009.
Questions regarding the pre-recorded audio commentary or teleconference should be directed to Franklin
Resources, Inc., Investor Relations at (650) 312-4091 or Corporate Communications at (650) 312-2245.

Highlights of the Quarter
Net flows improved from the prior quarter
Relative investment performance continues to improve
Income before taxes was $178 million despite incurring
approximately $86 million of unrealized losses

ASSETS UNDER MANAGEMENT

Assets Under Management
End of Period Simple Monthly Average
$391.1
$507.3
$580.2
$591.1
$416.2
31-Mar-08 30-Jun-08 30-Sep-08 31-Dec-08 31-Mar-09
$396.6
$438.7
$610.2
$602.9
$555.4
31-Mar-08 30-Jun-08 30-Sep-08 31-Dec-08 31-Mar-09
(in billions, for three months ended)

Assets Under Management
by Investment Objective by Sales Region
1
Europe sales region includes Middle East and Africa.  ²Asia-Pacific sales region includes Latin America.
(in billions) 31-Mar-09 31-Dec-08 % Change
Equity 173.2 $       197.8 $       (12%)
Hybrid 75.0             78.8             (5%)
Fixed-Income 134.8          131.8          2%
Cash Management 8.1               7.8               4%
Total 391.1 $       416.2 $       (6%)
(chart is as of March 31, 2009) (chart is as of March 31, 2009)
Europe
1
9.5%
Asia-Pacific
2
8.7%
Canada
5.7%
United States
76.1%
(in billions) 31-Mar-09 31-Dec-08 % Change
United States 297.5 $      313.8 $      (5%)
Europe
1
37.2 41.2 (10%)
Asia-Pacific
2
34.2 35.9 (5%)
Canada 22.2 25.3 (12%)
Total 391.1 $      416.2 $      (6%)
Cash
Management
2.1%
Equity
44.3%
Hybrid
19.2%
Fixed-Income
34.4%

FLOW SUMMARY

$19.8
($24.8)
$33.9
$36.0
$27.3
$22.0
$38.5
$42.8
$41.1
$27.8
($46.6)
($41.0)
($45.1)
($47.7)
($39.1)
($36.6)
($35.2)
($41.2)
($5.1)
$1.8
($18.7)
($7.2)
($8.9)
31-Mar-08 30-Jun-08 30-Sep-08 31-Dec-08 31-Mar-09
Flow Summary
Market Depreciation Long-Term Flows
($19.0)
($71.0)
($45.3)
($11.4)
($63.5)
31-Mar-08 30-Jun-08 30-Sep-08 31-Dec-08 31-Mar-09
(in billions, for the three months ended)
Long-term sales 41.1 $        42.8 $        38.5 $        27.8 $        19.8 $
Long-term redemptions (47.7)          (41.0)          (46.6)          (45.1)          (24.8)
Net cash management 0.5             (0.6)            (0.5)            (0.9)            (0.5)
Total net new flows (6.1) $         1.2 $          (8.6) $         (18.2) $       (5.5) $
1
Long-term net new flows are defined as long-term sales less long-term redemptions plus long-term net exchanges.  Prior period amounts in white are for comparison purposes only and represent pro forma long-term sales and redemptions, adjusted for certain amounts previously included in global/international fixed-income that are included in cash management beginning January 1, 2009.
1

United States and International Flows
United States
(in billions, for the three months ended)
International
$13.4
($16.1)
$13.5
$19.3
$18.7
$14.9
($20.7)
($24.8)
($17.0)
($20.2)
31-Mar-08 30-Jun-08 30-Sep-08 31-Dec-08 31-Mar-09
$6.4
($8.7)
$14.6
$17.3
$12.4
$8.5
$14.3
$21.8
$24.1
$23.6
($27.0)
($20.3)
($24.0)
($26.4)
($20.5)
($18.2)
($16.4)
($14.3)
31-Mar-08 30-Jun-08 30-Sep-08 31-Dec-08 31-Mar-09
1
Prior period amounts in white are for comparison purposes only and represent pro forma long-term sales and redemptions, adjusted for certain amounts previously included in global/international fixed-income that are included in cash management beginning January 1, 2009.
1

Net New Flows by Investment Objective
(for the three months ended)
($ in billions) 31-Mar-09 31-Dec-08
Mar-09 vs.
Dec-08
31-Mar-08
Mar-09 vs.
Mar-08
Equity sales 7.5 $            11.1 $         (32%) 16.4 $         (54%)
Equity redemptions (12.3)           (18.5)           (34%) (27.0)           (54%)
Equity net exchanges (0.7)              (1.1)              (36%) (1.3)              (46%)
Equity Net New Flows (5.5)              (8.5)              (35%) (11.9)           (54%)
Hybrid sales 2.7               2.5               8% 3.4               (21%)
Hybrid redemptions (3.4)              (5.0)              (32%) (3.8)              (11%)
Hybrid net exchanges (0.1)              (0.7)              (86%) (0.2)              (50%)
Hybrid Net New Flows (0.8)              (3.2)              (75%) (0.6)              33%
Fixed-income sales 9.6               14.2             (32%) 21.3             (55%)
Fixed-income redemptions (9.1)              (21.6)           (58%) (16.9)           (46%)
Fixed-income net exchanges 0.7               0.4               75% 0.9               (22%)
Fixed Income Net New Flows 1.2               (7.0)              NM 5.3               (77%)
Cash Management Net New Flows (0.4)              0.5               NM 1.1               NM
Total Net New Flows (5.5) $          (18.2) $        (70%) (6.1) $          (10%)

INVESTMENT PERFORMANCE

% of U.S. Long-Term Assets in Top Two Lipper Quartiles
Investment Performance
94%
71%
66%
88%
60%
94%
58%
87%
1 - Year 3 - Year 5 - Year 10 - Year
83%
44%
58%
93%
80%
34%
93%
40%
1 - Year 3 - Year 5 - Year 10 - Year
93%
91% 91%
95%
91%
93%
95% 95%
1 - Year 3 - Year 5 - Year 10 - Year
94%
88%
82%
95%
94%
85%
95%
81%
1 - Year 3 - Year 5 - Year 10 - Year
3/31/2009 12/31/2008
Franklin Templeton Franklin Templeton Equity
FTI Tax-Free Fixed Income FTI Taxable Fixed Income
1
Lipper rankings for Franklin Templeton U.S.-registered long-term mutual funds are based on Class A shares. Franklin Templeton funds are compared against a universe of all share classes.
1

Investment Performance
87%
93%
38%
73%
29%
88%
22%
73%
1 - Year 3 - Year 5 - Year 10 - Year
100%
99% 99%
100%
99%
88%
100%
88%
1 - Year 3 - Year 5 - Year 10 - Year
82%
27%
25%
94%
78%
23%
94%
30%
1 - Year 3 - Year 5 - Year 10 - Year
Templeton Equity Mutual Series Equity
Franklin Equity
3/31/2009 12/31/2008
1
Lipper rankings for Franklin Templeton U.S.-registered long-term mutual funds are based on Class A shares. Franklin Templeton funds are compared against a universe of all share classes.
% of U.S. Long-Term Assets in Top Two Lipper Quartiles
1

OPERATING RESULTS

Quarterly Financial Highlights
Operating and Net Income Diluted Earnings Per Share
$223.3
$110.8
$268.4
$519.1
$532.2
$412.0
$366.1
$120.9
$403.3
$300.5
31-Mar-08 30-Jun-08 30-Sep-08 31-Dec-08 31-Mar-09
$0.48
$0.52
$1.54
$1.71
$1.28
31-Mar-08 30-Jun-08 30-Sep-08 31-Dec-08 31-Mar-09
(in millions, for the three months ended)
Unaudited

Operating
Revenues
(in millions, for the three months ended)
Unaudited
31-Mar-09 31-Dec-08
Mar-09 vs.
Dec-08
30-Sep-08 30-Jun-08 31-Mar-08
Mar-09 vs.
Mar-08
Investment management fees 552.9 $     600.3 $     (8%) 822.4 $     924.7 $     916.0 $     (40%)
Underwriting and distribution fees 304.7 304.9 0% 424.5 504.3 499.5 (39%)
Shareholder servicing fees 66.5 66.3 0% 69.7 73.1 73.4 (9%)
Consolidated sponsored
investment products income, net
1.8 1.9 (5%) 1.5 2.8 3.8 (53%)
Other, net (13.6) (4.1) 232% 3.4 16.7 11.0 NM
Total Operating Revenues 912.3 $     969.3 $     (6%) 1,321.5 $  1,521.6 $  1,503.7 $  (39%)

Operating
Expenses
31-Mar-09 31-Dec-08
Mar-09 vs.
Dec-08
30-Sep-08 30-Jun-08 31-Mar-08
Mar-09 vs.
Mar-08
Underwriting and distribution 293.5 $      289.5 $      1% 406.5 $      492.4 $      485.6 $      (40%)
Compensation and benefits 236.7         244.1         (3%) 274.1         285.7         280.6         (16%)
Information systems, technology
and occupancy
65.4            68.6            (5%) 83.0            78.5            79.9            (18%)
Advertising and promotion 26.7            24.2            10% 45.5            44.8            47.4            (44%)
Amortization of deferred sales
commissions
33.8            36.6            (8%) 48.2            41.9            43.3            (22%)
Other 32.9            38.0            (13%) 52.2            46.1            47.8            (31%)
Total Operating Expenses 689.0 $      701.0 $      (2%) 909.5 $      989.4 $      984.6 $      (30%)
(in millions, for the three months ended)
Unaudited

Operating Results
31-Mar-09 31-Dec-08
Mar-09 vs.
Dec-08
30-Sep-08 30-Jun-08 31-Mar-08
Mar-09 vs.
Mar-08
Operating Income 223.3 $      268.4 $      (17%) 412.0 $      532.2 $      519.1 $      (57%)
Consolidated sponsored
investment products losses, net
(9.3)             (36.5)          (75%) (35.5)          (9.0)             (26.1)          (64%)
Investment and other (losses)
income, net
(33.9)          (45.0)          (25%) 77.8            34.0            32.4            NM
Interest expense (2.1)             (1.2)             75% (0.5)             (3.3)             (5.9)             (64%)
Other (expenses) income, net (45.3)          (82.7)          (45%) 41.8            21.7            0.4              NM
Income Before Taxes 178.0         185.7         (4%) 453.8         553.9         519.5         (66%)
Taxes on income 67.2            64.8            4% 153.3         150.6         153.4         (56%)
Net Income 110.8 $      120.9 $      (8%) 300.5 $      403.3 $      366.1 $      (70%)
Basic earnings per share 0.48 $        0.52 $        (8%) 1.29 $        1.72 $        1.55 $        (69%)
Diluted Earnings per Share 0.48 $        0.52 $        (8%) 1.28 $        1.71 $        1.54 $        (69%)
Basic 231,178     231,626     0% 232,832     234,631     236,520     (2%)
Diluted 231,891     232,688     0% 234,563     236,485     238,360     (3%)
Average shares outstanding (in thousands)
(in millions, except per share data, for the three months ended)
Unaudited

13%
11%
15%
40%
44%
99%
44%
74%
34%
62%
31-Mar-08 30-Jun-08 30-Sep-08 31-Dec-08 31-Mar-09
112%
55%
89%
74%
106%
Operating Margin
Operating
Margin and Capital Management
34.5%
35.0%
31.2%
27.7%
24.5%
31-Mar-08 30-Jun-08 30-Sep-08 31-Dec-08 31-Mar-09
Stock Repurchase Activity
3.6
2.4
1.4
0.7
1.8
232.9
232.0
234.6
236.4
232.8
31-Mar-08 30-Jun-08 30-Sep-08 31-Dec-08 31-Mar-09
Payout Ratio
(in millions, for the three months ended)
Unaudited
Dividend and repurchase payout are calculated as amount of dividend divided by net income and amount of stock repurchase divided by net income, respectively.
1